Exhibit 99.4

MARS ACQUISITION CORP.

BALANCE SHEETS

	September 30, 2023	September 30, 2022
ASSETS
Current Assets
Cash	$178,793	$—
Prepaid expenses	149,164	—
Investments held in Trust Account .	72,587,820	—
Deferred offering costs associated with initial public offering	—	205,260
Total Assets	$72,915,777	$205,260
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accrued expenses	$16,363	$2,224
Note payable – related party	—	228,246
Total Liabilities	16,363	230,470
COMMITMENTS AND CONTINGENCIES
Ordinary shares subject to possible redemption, 6,900,000 shares at redemption value of $10.52 per share	72,587,820	—
SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary shares, $0.000125 par value; 800,000,000 shares authorized; 2,392,000 and 1,725,000 shares issued and outstanding, respectively(1)	299	216
Additional paid-in capital	—	24,784
Retained earnings (accumulated deficit)	311,295	(50,210)
Total Shareholders’ Equity (Deficit)	311,594	(25,210)
Total Liabilities and Shareholders’ Equity (Deficit)	$72,915,777	$205,260

(1) Excludes 6,900,000 shares subject to possible redemption as of September 30, 2023.

The accompanying notes are an integral part of these financial statements.

MARS ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	Year ended September 30,
	2023	2022
Operating Expenses
General and administrative costs	$521,582	$2,718
Net loss from operations	(521,582)	(2,718)
Other Income
Investment income on Trust Account	2,207,820	—
Total other income	2,207,820	—
Net income (loss)	$1,686,238	$(2,718)
Weighted average shares outstanding, basic and diluted
Redeemable Ordinary Shares – basic and diluted	4,272,329	—
Non-redeemable Ordinary Shares – basic and diluted	2,059,414	1,472,603
Basic and diluted net income (loss) per share
Redeemable Ordinary Shares – basic and diluted	$0.27	$(0.00)
Non-redeemable Ordinary Shares – basic and diluted	$0.27	$(0.00)

The accompanying notes are an integral part of these financial statements.

MARS ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

	ORDINARY SHARES		ADDITIONAL PAID-IN	RETAINED EARNINGS (ACCUMULATED	TOTAL SHAREHOLDERS’
	SHARES	AMOUNT	CAPITAL	DEFICIT)	EQUITY (DEFICIT)
Balance – September 30, 2021	1,000,000	$125	$—	$(47,492)	$(47,367)
Issuance of Founder shares	725,000	91	24,784	—	24,875
Net loss	—	—	—	(2,718)	(2,718)
Balance – September 30, 2022	1,725,000	216	24,784	(50,210)	(25,210)
Issuance of Private Placement shares	391,000	49	3,909,951	—	3,910,000
Issuance of representative shares	276,000	34	2,724,893	—	2,724,927
Fair value of rights	—	—	876,833	—	876,833
Offering costs	—	—	(430,921)	—	(430,921)
Remeasurement of Ordinary Shares subject to redemption	—	—	(7,105,540)	(1,324,733)	(8,430,273)
Net income	—	—	—	1,686,238	1,686,238
Balance – September 30, 2023	2,392,000	$299	$—	$311,295	$311,594

The accompanying notes are an integral part of these financial statements.

MARS ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	Year ended September 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$1,686,238	$(2,718)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative costs paid by related party	—	2,718
Investment income received in Trust Account	(2,207,820)	—
Change in operating assets and liabilities
Accrued liabilities	14,139	—
Prepaid Expenses	(149,164)	—
Net cash used in operating activities	(656,607)	—
Cash flows from investing activities
Cash deposited in Trust Account	(70,380,000)	—
Net cash used in investing activities	(70,380,000)	—
Cash flows from financing activities
Proceeds from note payable with related party	41,213	143,161
Payment of deferred offering costs by related party	—	(168,036)
Extinguishment of note payable with related party	(269,459)	—
Payment of underwriting fee and other offering costs	(1,466,354)	—
Proceeds from sale of Units in IPO, including over-allotment	69,000,000	—
Proceeds from issuance of Founder shares	3,910,000	24,875
Net cash provided by financing activities	71,215,400	—
Net increase in cash	178,793	—
Cash – beginning of the year	—	—
Cash – end of the year	$178,793	$—
Supplemental disclosure of noncash activities
Deferred offering costs included in accrued expenses	$—	$2,224
Issuance of representative shares	$2,724,927	$—
Reclassification of offering costs related to public shares	$(243,964)	$—
Remeasurement adjustment on public shares subject to possible redemption	$(8,430,273)	$—

The accompanying notes are an integral part of these financial statements.

MARS ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mars Acquisition Corp. (“Mars”) is a Cayman Islands exempted company incorporated as a blank check company on April 23, 2021. Mars was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although Mars is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, Mars intends to focus on opportunities in cryptocurrency and blockchain, automobiles, healthcare, financial technology, cyber security, cleantech, software, Internet and artificial intelligence, specialty manufacturing and any other related technology innovations market. On September 5, 2023, a Business Combination Agreement was entered into by Mars and ScanTech Identification Beam Systems, LLC (“ScanTech”), among others (see Note 6).

At September 30, 2023, Mars had not yet commenced operations. All activity through September 30, 2023 relates to Mars’ formation and initial public offering (the “Initial Public Offering” or “IPO”), which is described below. Mars will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. Mars will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. Mars has selected September 30 as its fiscal year end date.

The registration statement for Mars’ Initial Public Offering was declared effective on February 9, 2023. On February 16, 2023, Mars consummated its Initial Public Offering of 6,900,000 Units (“Units” and, with respect to the Ordinary Shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, including 900,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option, generating gross proceeds of $69,000,000.

Simultaneously with the closing of the Initial Public Offering, Mars consummated the Private Placement (“Private Placement”) of 391,000 Units at a price of $10.00 per Unit to Mars’ sponsor, Mars Capital Holding Corporation, a British Virgin Islands company (“Sponsor”), generating gross proceeds of $3,910,000 (see Note 4).

Offering costs amounted to $4,398,891 consisting of $1,430,000 of cash underwriting fees, non-cash underwriting fees of $2,724,927 represented by the fair value of 276,000 representative shares issued to the underwriter (see Note 6), and $243,964 of other offering costs.

Upon the closing of the Initial Public Offering and Private Placement, $70,380,000 of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a Trust Account (the “Trust Account”) and may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, and will not be released from the Trust Account until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account.

Mars’ management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Mars’ initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding taxes payable on interest earned in the Trust Account) at the time Mars signs a definitive agreement in connection with the initial Business Combination. However, Mars will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

Mars will provide holders of its Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether Mars will seek shareholder approval of a Business Combination or conduct a tender offer will be made by Mars, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially approximately $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to Mars to pay its tax obligations).

If a shareholder vote is not required and Mars does not decide to hold a shareholder vote for business or other legal reasons, Mars will, pursuant to its amended and restated memorandum and articles of association:

(1)	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

(2)	file tender offer documents with the SEC prior to completing our initial Business Combination which contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Such provisions may be amended if a special resolution passed by holders of at least two-thirds of our issued and outstanding Ordinary Shares who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or by way of unanimous written resolution of all of our shareholders. Whether or not Mars maintains its registration under the Exchange Act or our listing on Nasdaq, Mars will provide its Public Shareholders with the opportunity to redeem their Public Shares by one of the two methods listed above. Upon the public announcement of our initial Business Combination, if Mars elects to conduct redemptions pursuant to the tender offer rules, Mars or our Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Ordinary Shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event Mars conducts redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and Mars will not be permitted to complete its initial Business Combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on Public Shareholders not tendering more than a specified number of Public Shares, which number will be based on the requirement that we will only redeem our Public Shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial Business Combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial Business Combination. If the Public Shareholders tender more shares than Mars has offered to purchase, Mars will withdraw the tender offer and not complete the initial Business Combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirements, or Mars decides to obtain shareholder approval for business or other legal reasons, Mars will conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and file proxy materials with the SEC.

Notwithstanding the foregoing, if Mars seeks shareholder approval of the Business Combination and Mars does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Mars’ prior written consent.

Mars will have only 12 months from the closing of this offering (or 18 months from the closing of this offering, if Mars extends the period of time to consummate a Business Combination) to complete its initial Business Combination. If Mars is unable to complete its initial Business Combination within such 12-month period (or 18-month period), Mars will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Mars’ Sponsor, officers and directors have entered into a letter agreement with Mars, pursuant to which they have agreed to waive their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of our initial Business Combination. In addition, Mars’ initial shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if Mars fails to complete its initial Business Combination within the prescribed time frame. However, if Mars’ Sponsor or any of its officers, directors or affiliates acquires Public Shares in or after this offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if Mars fails to complete its initial Business Combination within the prescribed time frame.

Liquidity and management’s plan

In connection with Mars’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the funds which Mars has available following the completion of the Initial Public Offering and Private Placement may not be enough to sustain operations for a period of one year from the issuance date of these financial statements. If Mars is unable to complete the Extension or the Business Combination due to a lack of sufficient funds, Mars may be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, Mars may need to obtain additional financing in order to meet our obligations. There is no assurance that Mars’ plans to consummate a business combination will be successful within the Combination Period as described above. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statement are issued or are available to be issued. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for interim financial information and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the period from October 1, 2022 through September 30, 2023 are not necessarily indicative of the results that may be expected for the period ending September 30, 2023, or any future period.

Cash and cash equivalents

Mars considers all short-term investments with an initial maturity of three months or less when purchased to be cash equivalents. As of September 30, 2023 and September 30, 2022, there were $178,793 and $0 of cash and cash equivalents, respectively.

Investments in Trust Account

The funds held in the Trust Account can be invested in United States government treasury bills, notes or bonds having a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, until the earlier of the consummation of its first business combination and Mars’ failure to consummate a business combination within 12 months (or 18 months as applicable) from the consummation of the IPO.

Mars’ investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in investment income on Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information (see Note 8).

As of September 30, 2023 and September 30, 2022, Mars had $72,587,820 and $0 held in the Trust Account, respectively.

Emerging growth company

Mars is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Mars has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Mars, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Mars’ financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Ordinary shares subject to possible redemption

The Company accounts for its Ordinary Shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Conditionally redeemable Ordinary Shares (including Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. The Company’s Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of September 30, 2023, Ordinary Shares subject to possible redemption are presented at redemption value of $10.52 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Ordinary Shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Ordinary Shares are affected by charges against additional paid in capital or retained earnings (accumulated deficit) if additional paid in capital equals to zero.

Offering costs associated with the Initial Public Offering

Mars complies with the requirements of the Financial Accounting Standard Board (the “FASB”) ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offerings.” Offering costs, consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering, were charged to shareholders’ equity upon the completion of the Initial Public Offering.

Mars allocates offering costs between Public Shares, public warrants and public rights based on the estimated fair values of them at the date of issuance.

Deferred offering costs

Deferred offering costs consist of costs incurred in connection with preparation for the Initial Public Offering. These costs, together with the underwriting discounts and commissions, were be charged to additional paid in capital upon completion of the Initial Public Offering. As of September 30, 2022, Mars had deferred offering costs of $205,260. Upon consummation of the IPO on February 16, 2023, total offering costs related to the IPO were $4,398,891, and were allocated between the Public Shares and public rights based on their relative fair values at the date of issuance. Accordingly, $2,724,927 was allocated to the Public Shares and charged to temporary equity (see Note 3).

Income taxes

Mars complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

Mars’ management determined that the Cayman Islands is the Mars’ only major tax jurisdiction. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on Mars. Consequently, income taxes are not reflected in the Mars’ financial statement. Mars’ management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net income (loss) per share

Mars complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net loss by the weighted average number of Ordinary Shares outstanding during the period. Mars applies the two-class method in calculating income (loss) per ordinary share. At September 30, 2023 and September 30, 2022, Mars did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of Ordinary Shares and then shares in the earnings of Mars. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	For the years ended September 30,
	2023	2023	2022
	Ordinary Shares Subject to Redemption	Ordinary Shares Not Subject to Redemption	Ordinary Shares Not Subject to Redemption
Basic and diluted net income (loss) per share
Numerator:
Allocation of net income (loss)	$1,137,785	$548,453	$(2,718)
Denominator
Basic and diluted weighted average shares outstanding	4,272,329	2,059,414	1,472,603
Basic and diluted net income per share	$0.27	$0.27	$(0.00)

Fair value of financial instruments

See Note 8 for discussion of short-term marketable securities. The fair value of Mars’ assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Mars’ financial statement.

Concentration of credit risk

Financial instruments that potentially subject Mars to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the federal depository insurance coverage of $250,000. Mars has not experienced losses on these accounts and management believes Mars is not exposed to significant risks on such accounts.

NOTE 3 — INITIAL PUBLIC OFFERING

On February 16, 2023, Mars consummated its Initial Public Offering of 6,900,000 Units, including 900,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to Mars of $69,000,000.

Each Unit consists of one ordinary share and one right to receive two-tenths (2/10) of one ordinary share upon consummation of our initial Business Combination (“Right”). The holder must hold Rights in multiples of 5 in order to receive shares for all of their Rights upon closing of a Business Combination (see Note 7).

All of the 6,900,000 public shares sold as part of the public Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to Mars’ amended and restated certificate of incorporation, or in connection with Mars’ liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of Mars require Ordinary Shares subject to redemption to be classified outside of permanent equity.

As of September 30, 2023, the Ordinary Shares subject to possible redemption reflected on the balance sheet are reconciled in the following table.

Gross proceeds	$69,000,000
Proceeds allocated to public rights	(876,833)
Offering costs allocated to Ordinary Shares subject to possible redemption	(3,965,620)
Remeasurement of Ordinary Shares subject to possible redemption	8,430,273
Ordinary shares subject to possible redemption	$72,587,820

NOTE 4 — PRIVATE PLACEMENT

On February 16, 2023, Mars sold 391,000 Private Placement Units, including 36,000 Private Placement Units that were issued pursuant to the underwriters’ full exercise of the over-allotment option, at $10.00 per Unit, generating gross proceeds of $3,910,000 in the Private Placement. The proceeds from the Private Placement were added to the proceeds from the Initial Public Offering held in the Trust Account. Mars will have until 12 months (or 18 months as applicable) from the closing of this Initial Public Offering to consummate a Business Combination (the “Combination Period”). If Mars does not complete a Business Combination within the Combination Period, the Rights contained within the Private Placement Units will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder shares

During the period ended September 30, 2021, Mars issued 1,000,000 shares to the Sponsor at par value (“Founder Shares”). On October 20, 2021, Mars issued an additional 138,500 Founder Shares to the Sponsor to bring the aggregate owned by the Sponsor up to 1,138,500 Founder Shares. On the same day, Mars issued 586,500 Founder Shares to officers and directors of Mars. As of September 30, 2023, and September 30, 2022, there were 1,725,000 Founder Shares outstanding.

Mars’ initial shareholders have agreed not to transfer, assign, or sell any of their Founder Shares until the earlier to occur of: (i) six months after the date of the consummation of our initial Business Combination; or (ii) the date on which Mars consummates a liquidation, merger, stock exchange, or other similar transaction that results in all of our shareholders having the right to exchange their shares for cash, securities, or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of our Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization, and the like) for any 20 trading days within any 30-trading day period commencing 60 days after our initial Business Combination, the Founder Shares will no longer be subject to such transfer restrictions.

Note payable

Mars’ Sponsor had agreed to loan Mars up to $300,000 to be used for the payment of costs related to the Initial Public Offering (the “Note”). The Note was non-interest bearing, unsecured, and was due on the closing of the Initial Public Offering. As of September 30, 2022, the outstanding balance of note payable to the affiliate was $228,246, and no interest was accrued. As of February 16, 2023, the Sponsor agreed to apply the Note in its entirety to the Private Placement with Mars, and the note was extinguished.

Working capital loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of Mars’ directors and officers may, but are not obligated to, loan Mars funds as may be required (“Working Capital Loans”). If Mars completes a Business Combination, Mars would repay the Working Capital Loans out of the proceeds of the Trust Account released to Mars. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, Mars may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into Units of the post-Business Combination entity at a price of $10.00 per Unit. The Units would be identical to the Private Placement Units.

Administrative service fee

Mars initially had an informal agreement (the “Administrative Services Agreement”) to pay affiliates of the Sponsor for office space, utilities, secretarial, and administrative support of $15,000 per month which was paid through May 2023 for a total of $60,000 during the year ended September 30, 2023. Subsequent to May 2023, we have not paid any amounts under this informal agreement and the affiliates have chosen not to seek compensation for such support.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration rights

The holders of the Founder Shares and Private Placement Units are entitled to registration rights pursuant to a registration rights agreement signed February 16, 2023. The holders of these securities are entitled to make up to three demands, excluding short form demands, that Mars register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Mars will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting agreement

Mars had engaged Maxim Group LLC (“Maxim”) as its underwriter. Mars granted the underwriters a 45- day option until March 26, 2023 to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On February 16, 2023, the underwriters fully exercised this option in respect of 900,000 Units.

The underwriters were entitled to an underwriting discount of $0.20 per Unit, or $1,380,000 in the aggregate, which was paid upon the closing of the Initial Public Offering.

Representative shares

Mars has issued to Maxim and/or its designees, 276,000 shares of Ordinary Shares upon the consummation of the Initial Public Offering (the “Representative Shares”). Mars accounted for the Representative Shares as an offering cost associated with the Initial Public Offering, with a corresponding credit to shareholders’ equity. Mars estimated the fair value of the Representative Shares to be $2,724,927. Maxim has agreed not to transfer, assign, or sell any such shares until the completion of the Business Combination. In addition, Maxim has agreed: (i) to waive its redemption rights with respect to such shares in connection with the completion of the Business Combination; and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if Mars fails to complete its Business Combination within 12 months (or 18 months, as applicable) from the closing of the Initial Public Offering.

The shares have been deemed compensation by FINRA and were therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities were not to be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the economic disposition of the securities by any person prior to August 8, 2023, nor were they sold, transferred, assigned, pledged, or hypothecated prior to August 8, 2023 except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Subject to certain conditions, Mars granted Maxim, for a period beginning on February 16, 2023 and ending 12 months after the date of the consummation of the Business Combination, a right of first refusal to act as book-running managing underwriter or placement agent for any and all future public and private equity, equity-linked, convertible and debt offerings for Mars or any of its successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from February 9, 2023.

Business Combination Agreement

On September 5, 2023, Mars entered into a Business Combination Agreement (the “Business Combination Agreement”) with ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of Mars (“Pubco”), Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Mars (“Purchaser Merger Sub”), Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“ScanTech”), and Dolan Falconer in the capacity as the representative (the “Seller Representative”). The aggregate consideration to be paid to ScanTech shall be a number of shares of Pubco Common Stock with an aggregate value equal to one hundred ten million U.S. Dollars ($110,000,000) minus the closing net debt as set forth in the Business Combination Agreement. Additionally, after the Closing, subject to the terms and conditions set forth in the Business Combination Agreement, the ScanTech Holder Participants will have the contingent right to receive up to a number of shares of Pubco Common Stock equal to ten percent (10%) of the fully diluted shares of Pubco Common Stock outstanding immediately following the Closing (subject to adjustment based on stock splits and similar events) based on Pubco’s achievement of certain milestones, including commercial milestones and revenue and EBITDA milestones, as more particularly set forth in the Business Combination Agreement.

The Closing is subject to certain customary conditions. For a more detailed description of the Business Combination Agreement and the transactions contemplated therein, see Mars’ Current Report on Form 8-K filed with the SEC on September 8, 2023 (the “Form 8-K”).

NOTE 7 — SHAREHOLDERS’ EQUITY

Ordinary Shares — Mars is authorized to issue 800,000,000 Ordinary Shares with a par value of $0.000125 per share. Holders of Mars’ Ordinary Shares are entitled to one vote for each share. As of September 30, 2023 and September 30, 2022, there were 2,392,000 and 1,725,000 Ordinary Shares outstanding, respectively.

Rights — Each holder of a Right will automatically receive two-tenths (2/10) of one share of Ordinary Shares upon consummation of a Business Combination, except in cases where Mars not the surviving company in a Business Combination, and even if the holder of such Right redeemed all shares of Ordinary Shares held by it in connection with a Business Combination. No additional consideration will be required to be paid by a holder of a Right in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If Mars enters into a definitive agreement for a Business Combination in which Mars will not be the surviving entity, the definitive agreement will provide for the holders of Right to receive the same per share consideration the holders of shares of Ordinary Shares will receive in the transaction on an as-exchanged for Ordinary Shares basis, and each holder of a Right will be required to affirmatively exchange its Rights in order to receive the 2/10 share underlying each Right (without paying any additional consideration) upon consummation of a Business Combination. More specifically, the Rights holder will be required to indicate its election to exchange the Right for the underlying shares within a fixed period of time after which period the Rights will expire worthless.

Pursuant to the Rights agreement, a Rights holder may exchange Rights only for a whole number of shares of Ordinary Shares. This means that Mars will not issue fractional shares in connection with an exchange of Rights, and Rights may be exchanged only in multiples of 5 Rights (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalization and the like). Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands Law.

If Mars is unable to complete a Business Combination within the Combination Period and Mars liquidates the funds held in the Trust Account, holders of Rights will not receive any such funds with respect to their Rights, nor will they receive any distribution from Mars’ assets held outside of the Trust Account with respect to such Rights, and the Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to holders of the Rights upon consummation of a Business Combination. Additionally, in no event will Mars be required to net cash settle the Rights. Accordingly, the Rights may expire worthless.

NOTE 8 — FAIR VALUE MEASUREMENTS

The following table presents information about the Mars’ assets that are measured at fair value on a recurring basis at September 30, 2023 and indicates the fair value hierarchy of the valuation inputs Mars utilized to determine such fair value:

Description	Level	September 30, 2023	September 30, 2022
Assets:
Marketable securities held in Trust Account	1	$72,587,820	$—

Except for the foregoing, Mars does not have any assets measured at fair value on a recurring basis at September 30, 2023 and September 30, 2022, respectively.

NOTE 9 — SUBSEQUENT EVENTS

Mars evaluated subsequent events and transactions that occurred after the balance sheet date, up to the date that the financial statements were issued. Mars did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

MARS ACQUISITION CORP.

PART I — FINANCIAL INFORMATION

MARS ACQUISITION CORP.
BALANCE SHEETS

	June 30, 2024	September 30, 2023
	(Unaudited)
ASSETS
Current Assets
Cash	$206,762	$178,793
Prepaid expenses	57,792	149,164
Investments held in trust account	22,836,871	72,587,820
Total Assets	$23,101,425	$72,915,777
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accrued expenses	$146,477	$16,363
Note payable – related party	452,088	—
Forward Purchase Agreement liability	293,000	—
Total current liabilities	891,565	16,363
Total Liabilities	891,565	16,363
COMMITMENTS AND CONTINGENCIES
Ordinary shares subject to possible redemption, 2,081,432 and 6,900,000 shares, respectively, at redemption value of $10.97 and $10.52 per share, respectively	22,836,871	72,587,820
SHAREHOLDERS’ EQUITY (DEFICIT)
Ordinary shares, $0.000125 par value; 800,000,000 shares authorized; 2,392,000 shares issued and outstanding(1)	299	299
Additional paid-in capital	—	—
(Accumulated deficit)/retained earnings	(627,310)	311,295
Total Shareholders’ Equity (Deficit)	(627,011)	311,594
Total Liabilities and Shareholders’ Equity (Deficit)	$23,101,425	$72,915,777

(1)	Excludes 2,081,432 and 6,900,000 shares subject to possible redemption as of June 30, 2024 and September 30, 2023, respectively.

The accompanying notes are an integral part of these unaudited financial statements

MARS ACQUISITION CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Nine months ended June 30,
	2024	2023	2024	2023
Operating Expenses
General and administrative costs	$322,770	$155,416	$538,440	$391,047
Net loss from operations	(322,770)	(155,416)	(538,440)	(391,047)
Other Income (Expense)
Investment income on Trust Account	301,932	876,604	1,865,297	1,252,401
Fair value adjustment for Forward Purchase Agreement liability	(30,000)	—	(293,000)	—
Fair value adjustment for convertible notes	(51,008)		(107,165)	—
Total other income (expense)	220,924	876,604	1,465,132	1,252,401
Net income (loss)	$(101,846)	$721,188	$926,692	$861,354
Weighted average shares outstanding, basic and diluted
Redeemable ordinary shares – basic and diluted	2,081,432	6,900,000	4,209,340	3,386,813
Non-redeemable ordinary shares – basic and diluted	2,392,000	2,392,000	2,392,000	2,052,392
Basic and diluted net income (loss) per share
Redeemable ordinary shares – basic and diluted	$(0.02)	$0.08	$0.17	$0.18
Non-redeemable ordinary shares – basic and diluted	$(0.02)	$0.08	$0.10	$0.13

The accompanying notes are an integral part of these unaudited financial statements

MARS ACQUISITION CORP.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

	ORDINARY SHARES		ADDITIONAL PAID-IN	RETAINED EARNINGS (ACCUMULATED	TOTAL SHAREHOLDERS’
	SHARES	AMOUNT	CAPITAL	DEFICIT)	EQUITY (DEFICIT)
Balance – September 30, 2022	1,725,000	$216	$24,784	$(50,210)	$(25,210)
Issuance of Founder shares	—	—	—	—	—
Net loss	—	—	—	(195)	(195)
Balance – December 31, 2022	1,725,000	216	24,784	(50,405)	(25,405)
Issuance of private placement shares	391,000	49	3,909,951	—	3,910,000
Issuance of representative shares	276,000	34	2,724,893	—	2,724,927
Fair value of rights	—	—	876,833	—	876,833
Offering costs	—	—	(430,921)	—	(430,921)
Remeasurement of ordinary shares subject to redemption	—	—	(6,598,251)	—	(6,598,251)
Net income	—	—	—	140,362	140,362
Balance – March 31, 2023	2,392,000	299	507,289	89,957	597,545
Remeasurement of ordinary shares subject to redemption	—	—	(507,289)	(369,314)	(876,603)
Net income	—	—	—	721,188	721,188
Balance – June 30, 2023	2,392,000	299	—	441,831	442,130
Balance – September 30, 2023	2,392,000	$299	$—	$311,295	$311,594
Remeasurement of ordinary shares subject to redemption	—	—	—	(989,905)	(989,905)
Net income	—	—	—	900,522	900,522
Balance – December 31, 2023	2,392,000	299	—	221,912	222,211
Remeasurement of ordinary shares subject to redemption	—	—	—	(573,460)	(573,460)
Net income	—	—	—	128,016	128,016
Balance – March 31, 2024	2,392,000	$299	$—	$(223,532)	$(223,233)
Remeasurement of ordinary shares subject to redemption	—	—	—	(301,932)	(301,932)
Net loss	—	—	—	(101,846)	(101,846)
Balance – June 30, 2024	2,392,000	299	—	(627,310)	(627,011)

The accompanying notes are an integral part of these unaudited financial statements

MARS ACQUISITION CORP.

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$926,692	$861,355
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of Forward Purchase Agreement liability	293,000	—
Fair value adjustment for convertible notes	107,165	—
Investment income received in Trust Account	(1,865,297)	(1,252,401)
Change in operating assets and liabilities
Accrued liabilities	130,114	(2,224)
Prepaid expenses	91,372	(204,185)
Net cash used by operating activities	(316,954)	(597,455)
Cash flows from investing activities
Cash deposited in Trust Account	—	(70,380,000)
Proceeds from sales of cash and cash equivalents in trust account	51,616,246	—
Net cash provided by (used in) investing activities	51,616,246	(70,380,000)
Cash flows from financing activities
Proceeds from note payable with related party	344,923	41,213
Payment for redemption of ordinary shares	(51,616,246)	—
Extinguishment of note payable with related party	—	(269,459)
Payment of underwriting fee and other offering costs	—	(1,466,354)
Proceeds from sale of units in IPO, including over-allotment	—	69,000,000
Proceeds from issuance of private placement ordinary shares	—	3,910,000
Net cash (used in) provided by financing activities	(51,271,323)	71,215,400
Net increase in cash	27,969	237,945
Cash – beginning of the period	178,793	—
Cash – end of the period	$206,762	$237,945
Supplemental disclosure of noncash activities
Issuance of representative shares	$—	$2,724,927
Reclassification of offering costs related to public shares	$—	$(243,964)
Remeasurement adjustment on public shares subject to possible redemption	$(1,865,297)	$(7,474,854)

The accompanying notes are an integral part of these unaudited financial statements

MARS ACQUISITION CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Mars Acquisition Corp. (the “Company”) is a Cayman Islands exempted company incorporated as a blank check company on April 23, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on opportunities in cryptocurrency and blockchain, automobiles, healthcare, financial technology, cyber security, cleantech, software, Internet and artificial intelligence, specialty manufacturing and any other related technology innovations market. On September 5, 2023, a Business Combination Agreement was entered into by the Company and ScanTech Identification Beam Systems, LLC (“ScanTech”), among others (see Note 6).

At June 30, 2024, the Company had not yet commenced operations. All activity through June 30, 2024 relates to the Company’s formation and initial public offering (the “Initial Public Offering” or “IPO”), which is described below. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected September 30 as its fiscal year end date.

The registration statement for the Company’s Initial Public Offering was declared effective on February 9, 2023. On February 16, 2023, the Company consummated its Initial Public Offering of 6,900,000 units (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit, including 900,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option, generating gross proceeds of $69,000,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 391,000 Units at a price of $10.00 per Unit to the Company’s sponsor, Mars Capital Holding Corporation, a British Virgin Islands company (“Sponsor”), generating gross proceeds of $3,910,000 (see Note 4).

Offering costs amounted to $4,398,891 consisting of $1,430,000 of cash underwriting fees, non-cash underwriting fees of $2,724,927 represented by the fair value of 276,000 representative shares issued to the underwriter (see Note 6), and $243,964 of other offering costs.

Upon the closing of the Initial Public Offering and Private Placement, $70,380,000 of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a trust account (the “Trust Account”) and may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act, and will not be released from the Trust Account until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding taxes payable on interest earned in the trust account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

The Company will provide holders of its Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially approximately $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•	file tender offer documents with the SEC prior to completing the Company’s initial Business Combination which contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Such provisions may be amended if a special resolution passed by holders of at least two-thirds of the Company’s issued and outstanding ordinary shares who, being entitled to do so, attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or by way of unanimous written resolution of all of the Company’s shareholders. Whether or not the Company maintains its registration under the Exchange Act or the Company’s listing on Nasdaq, the Company will provide its Public Shareholders with the opportunity to redeem their Public Shares by one of the two methods listed above. Upon the public announcement of the Company’s initial Business Combination, if the Company elects to conduct redemptions pursuant to the tender offer rules, the Company or the Company’s Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase the Company’s ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event the Company conducts redemptions pursuant to the tender offer rules, the Company’s offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and the Company will not be permitted to complete its initial Business Combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on Public Shareholders not tendering more than a specified number of Public Shares, which number will be based on the requirement that the Company will only redeem its Public Shares so long as (after such redemption) the Company’s net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of the Company’s initial Business Combination and after payment of underwriters’ fees and commissions (so that the Company is not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Company’s initial Business Combination. If the Public Shareholders tender more shares than the Company has offered to purchase, the Company will withdraw the tender offer and not complete the initial Business Combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirements, or the Company decides to obtain shareholder approval for business or other legal reasons, the Company will conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and file proxy materials with the SEC.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Company initially had until 12 months from the closing of the Initial Public Offering to consummate an initial Business Combination. However, if the Company anticipated that it may not be able to consummate the initial Business Combination within 12 months, it could extend the period of time to consummate a Business Combination by two additional 3-month periods (for a total of up to 18 months) without submitting proposed extensions to its shareholders for approval or offering its public shareholders redemption rights in connection therewith. In connection with the extraordinary general meeting of shareholders held on January 30, 2024, the Company’s memorandum and articles of association were amended to allow for the Company to have 21 months from the closing of this offering (or 27 months from the closing of this offering, if the Company extends the period of time to consummate a Business Combination) to complete its initial Business Combination.

If the Company is unable to complete its initial Business Combination within such 21-month period (or 27-month period), the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s income taxes (less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Company’s Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any Public Shares held by them in connection with the completion of the Company’s initial Business Combination. In addition, the Company’s initial shareholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any founder shares held by them if the Company fails to complete its initial Business Combination within the prescribed time frame. However, if the Company’s Sponsor or any of its officers, directors or affiliates acquires Public Shares in or after this offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete its initial Business Combination within the prescribed time frame.

Liquidity and management’s plan

In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the funds which the Company has available following the completion of the Initial Public Offering and Private Placement may not be enough to sustain operations for a period of one year from the issuance date of these financial statements. If the Company is unable to complete the Extension or the Business Combination due to a lack of sufficient funds, the Company may be forced to cease operations and liquidate the Trust Account. In addition, following the Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet the Company’s obligations. There is no assurance that the Company’s plans to consummate a business combination will be successful within the Combination Period as described above. As a result, there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statement are issued or are available to be issued. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for interim financial information and pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the period from October 1, 2023 through June 30, 2024 are not necessarily indicative of the results that may be expected for the period ending September 30, 2024, or any future period.

The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on December 28, 2023.

Cash and cash equivalents

The Company considers all short-term investments held outside the Trust Account with an initial maturity of three months or less when purchased to be cash equivalents. As of June 30, 2024 and September 30, 2023, there were $206,762 and $178,793 of cash and cash equivalents, respectively.

Investments in Trust Account

The funds held in the Trust Account can be invested in United States government treasury bills, notes or bonds having a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, until the earlier of the consummation of its first business combination and the Company’s failure to consummate a business combination within 21 months (or 27 months as applicable) from the consummation of the IPO.

The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in investment income on trust account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information (see Note 8).

As of June 30, 2024 and September 30, 2023, the Company had $22,836,871 and $72,587,820 held in the Trust Account, respectively.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. The Company’s Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of June 30, 2024, ordinary shares subject to possible redemption are presented at the redemption value of $10.97 per share as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital or retained earnings (accumulated deficit) if additional paid in capital equals to zero.

In connection with the Shareholder Meeting to approve the Extension Amendment Proposal, the Company and its Sponsor entered into non-redemption agreements (the “Non-Redemption Agreements”) on substantially the same terms with several unaffiliated third parties who are also the Company’s existing shareholders (the “Investors”), pursuant to which such Investors agreed not to redeem an aggregate of 1,813,380 Ordinary Shares of the Company in connection with the Extension Amendment Proposal. In exchange for the foregoing commitments not to redeem such Ordinary Shares of the Company, the Company and the Sponsor will agree to ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Pubco”), to issue to Investors an aggregate of 362,676 common stock of Pubco following the consummation of the initial business combination.

Offering costs associated with the Initial Public Offering

The Company complies with the requirements of the Financial Accounting Standard Board (the “FASB”) ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offerings.” Offering costs, consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering, were charged to shareholders’ equity upon the completion of the Initial Public Offering.

The Company allocates offering costs between Public Shares, public warrants and public rights based on the estimated fair values of them at the date of issuance.

Deferred offering costs

Deferred offering costs consist of costs incurred in connection with preparation for the Initial Public Offering. These costs, together with the underwriting discounts and commissions, were be charged to additional paid in capital upon completion of the Initial Public Offering. As of June 30, 2024 and September 30, 2023, the Company had no deferred offering costs. Upon consummation of the IPO on February 16, 2023, total offering costs related to the IPO were $4,398,891, and were allocated between the Public Shares and public rights based on their relative fair values at the date of issuance. Accordingly, $2,724,927 was allocated to the Public Shares and charged to temporary equity (see Note 3).

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net income (loss) per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net income (loss) per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. The Company applies the two-class method in calculating income (loss) per ordinary share. At June 30, 2024 and September 30, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of ordinary shares and then shares in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic income (loss) per share for the periods presented.

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

Ordinary shares subject to possible redemption:

	For the three months ended June 30,		For the nine months ended June 30,
	2024	2023	2024	2023
Numerator:
Allocation of net income (loss)	$(47,388)	$535,536	$698,373	$600,584
Denominator
Basic and diluted weighted average shares outstanding	2,081,432	6,900,000	4,209,340	3,386,813
Basic and diluted net income (loss) per share	$(0.02)	$0.08	$0.17	$0.18

Ordinary shares not subject to possible redemption:

	For the three months ended June 30,		For the nine months ended June 30,
	2024	2023	2024	2023
Numerator:
Allocation of net income (loss)	$(54,458)	$185,652	$228,318	$260,770
Denominator
Basic and diluted weighted average shares outstanding	2,392,000	2,392,000	2,392,000	2,052,392
Basic and diluted net income (loss) per share	$(0.02)	$0.08	$0.10	$0.13

Fair value of financial instruments

See Note 8 for discussion of short-term marketable securities.The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid to transfer of a liability, in an orderly transaction between market participants at the measurement date. US GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Forward Purchase Agreement Liabilities

The Company accounts for forward purchase agreements as liability-classified instruments based on an assessment of the forward purchase agreement’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) The assessment considers whether the forward purchase agreement is a freestanding financial instrument pursuant to ASC 480 and meets the definition of a liability pursuant to ASC 480, including whether the forward purchase agreement is indexed to the Company’s own common shares and whether the forward purchase agreement holder could potentially require “net cash settlement” in a circumstance outside of the Company’s control. This assessment, which requires the use of professional judgment, is conducted at the time of forward purchase agreement issuance and as of each subsequent quarterly period end date while the warrants forward purchase agreement are outstanding.

Convertible Promissory Note — Sponsor Working Capital Loan

The Company accounts for the convertible promissory notes under ASC 815, Derivatives and Hedging (“ASC 815”). Under 815-15-25, the election can be made at the inception of a financial instrument to account for the instrument under the fair value option under ASC 825. The Company has made such election for the convertible promissory note. Using the fair value option, the convertible promissory note is required to be recorded at its initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the note are recognized as other income (expense) in the statements of operations.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

NOTE 3 — INITIAL PUBLIC OFFERING

On February 16, 2023, the Company consummated its Initial Public Offering of 6,900,000 Units, including 900,000 Units that were issued pursuant to the underwriters’ full exercise of their over-allotment option. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $69,000,000.

Each Unit consists of one ordinary share and one right to receive two-tenths (2/10) of one ordinary share upon consummation of the Company’s initial Business Combination (“Right”). The holder must hold Rights in multiples of 5 in order to receive shares for all of their Rights upon closing of a Business Combination (see Note 7).

All of the 6,900,000 public shares sold as part of the public Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such public shares if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation, or in connection with the Company’s liquidation. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity.

As of June 30, 2024, the ordinary shares subject to possible redemption reflected on the balance sheet are reconciled in the following table.

	As of June 30, 2024	As of September 30, 2023
Gross proceeds	$69,000,000	$69,000,000
Proceeds allocated to public rights	(876,833)	(876,833)
Offering costs allocated to ordinary shares subject to possible redemption	(3,965,620)	(3,965,620)
Redemption of shares	(51,616,246)	—
Remeasurement of ordinary shares subject to possible redemption	10,295,570	8,430,273
Ordinary shares subject to possible redemption	$22,836,871	$72,587,820

NOTE 4 — PRIVATE PLACEMENT

On February 16, 2023, the Company sold 391,000 Private Placement Units, including 36,000 Private Placement Units that were issued pursuant to the underwriters’ full exercise of the over-allotment option, at $10.00 per Unit, generating gross proceeds of $3,910,000 in the Private Placement. The proceeds from the Private Placement were added to the proceeds from the Initial Public Offering held in the Trust Account. The Company will have until 21 months (or 27 months as applicable) from the closing of this Initial Public Offering to consummate a Business Combination (the “Combination Period”). If the Company does not complete a Business Combination within the Combination Period, the Rights contained within the Private Placement Units will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder shares

During the period ended September 30, 2022, the Company issued 1,000,000 shares to the Sponsor at par value (“Founder Shares”). On October 20, 2021, the Company issued an additional 138,500 Founder Shares to the Sponsor to bring the aggregate owned by the Sponsor up to 1,138,500 Founder Shares. On the same day, the Company issued 586,500 Founder Shares to officers and directors of the Company. As of June 30, 2024 and September 30, 2023, there were 1,725,000 Founder Shares outstanding.

The Company’s initial shareholders have agreed not to transfer, assign, or sell any of their Founder Shares until the earlier to occur of: (i) six months after the date of the consummation of the Company’s initial Business Combination; or (ii) the date on which the Company consummates a liquidation, merger, stock exchange, or other similar transaction that results in all of the Company’s shareholders having the right to exchange their shares for cash, securities, or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any Founder Shares. Notwithstanding the foregoing, if the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization, and the like) for any 20 trading days within any 30-trading day period commencing 60 days after the Company’s initial Business Combination, the Founder Shares will no longer be subject to such transfer restrictions.

Notes payable

The Company’s Sponsor had agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering (the “Note”). The Note was non-interest bearing, unsecured, and was due on the closing of the Initial Public Offering. As of September 30, 2023, the outstanding balance of note payable to the affiliate was $0, and no interest was accrued. As of February 16, 2023, the Sponsor agreed to apply the Note in its entirety to the Private Placement with the Company, and the note was extinguished.

Working capital loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units of the post-Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units.

On March 31, 2024, the Company entered into a Convertible Promissory Note with certain affiliates of the Sponsor with a principal amount of $200,000. The principal amount can be prepaid by the Company at anytime and no interest accrues on the Convertible Promissory Note. Upon closing of the initial Business Combination, the Convertible Promissory Note automatically converts into 24,000 ordinary shares of the Company. In the event no business combination occurs, there is no obligation to repay the Convertible Promissory Note. The Company recorded the instrument at its fair value.

To fund extensions of the deadline for the Company to complete its initial Business Combination, the Sponsor deposited an additional $145,000 into the Trust Account on April 30, 2024. In return, the Company issued an additional Convertible Promissory Notes that are to either be repaid upon the consummation of a Business Combination, without interest, or, at the Sponsor’s discretion, converted upon consummation of a Business Combination into an additional 17,400 Private Placement Units at a price of $10.00 per Unit. The Company recorded the instrument at its fair value.

Such Convertible Notes are to either be repaid upon the consummation of a Business Combination, without interest, or, at the Sponsor’s discretion, converted upon consummation of a Business Combination into an additional 41,400 Private Placement Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Sponsor Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Sponsor Working Capital Loans. As of June 30, 2024, the principal amount outstanding under the Convertible Notes was $345,000, and the fair value of the Convertible Notes was $452,088.

Administrative service fee

The Company has an informal agreement (the “Administrative Services Agreement”) to pay affiliates of the Sponsor for office space, utilities, secretarial, and administrative support of $15,000 per month. Between May 2023 and April 2024, the Company did not paid any amounts under this informal agreement, and the affiliates have chosen not to seek compensation for such support during this time period. These payments resumed in May 2024. For the three and nine months ended June 30, 2024, the total amount billed for these services was $38,500 and the total amount paid was $32,300.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration rights

The holders of the Founder Shares and Private Placement Units are entitled to registration rights pursuant to a registration rights agreement signed February 16, 2023. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting agreement

The Company has engaged Maxim Group LLC (“Maxim”) as its underwriter. The Company granted the underwriters a 45-day option until March 26, 2023 to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On February 16, 2023, the underwriters fully exercised this option in respect of 900,000 Units.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $1,380,000 in the aggregate, which was paid upon the closing of the Initial Public Offering.

Representative shares

The Company has issued to Maxim and/or its designees, 276,000 shares of ordinary shares upon the consummation of the Initial Public Offering (the “Representative Shares”). The Company accounted for the Representative Shares as an offering cost associated with the Initial Public Offering, with a corresponding credit to shareholders’ equity. The Company estimated the fair value of the Representative Shares to be $2,724,927. Maxim has agreed not to transfer, assign, or sell any such shares until the completion of the Business Combination. In addition, Maxim has agreed: (i) to waive its redemption rights with respect to such shares in connection with the completion of the Business Combination; and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete its Business Combination within 21 months (or 27 months, as applicable) from the closing of the Initial Public Offering.

The shares have been deemed compensation by FINRA and were therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which this prospectus forms a part pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities were not to be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the economic disposition of the securities by any person prior to August 8, 2023, nor were they sold, transferred, assigned, pledged, or hypothecated prior to August 8, 2023 except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Subject to certain conditions, the Company granted Maxim, for a period beginning on February 16, 2023 and ending 12 months after the date of the consummation of the Business Combination, a right of first refusal to act as book-running managing underwriter or placement agent for any and all future public and private equity, equity-linked, convertible and debt offerings for the Company or any of its successors or subsidiaries. In accordance with FINRA Rule 5110(g)(6), such right of first refusal shall not have a duration of more than three years from February 9, 2023.

Forward Purchase Agreement

On September 4, 2023, the Company and RiverNorth entered into an Prepaid Forward Purchase Agreement (“FPA”). Pursuant to the FPA, RiverNorth is expected to purchase up to 1,500,000 shares of Mars ordinary shares (“FPA Shares”) subject to a cap of 9.9% of outstanding shares on a post-Transaction basis, at a per share price no more than the price per share paid to redeeming Mars public shareholders in connection with the vote to approve the Transactions (the “redemption price”).

The Prepaid Forward Purchase Agreement entered into on September 4, 2023 (“FPA” or the “Agreement”) resulted in RiverNorth holding a put option to sell up to a maximum of 1,500,000 of the Company’s shares. Pursuant to ASC 480, this instrument meets the definition of a liability and accordingly was recognized at fair value. The FPA resulted in the initial recognition of a forward purchase agreement liability of approximately $263,000 during the quarter ended March 31, 2024 and was expensed in the Company’s statement of operations. The fair value of this put option was $293,000 as of June 30, 2024 and insignificant at September 30, 2023 and December 31, 2023, assuming the investor will purchase the maximum number of shares. Changes in the estimated fair value of the FPA are recognized as a non-cash gain or loss on the statements of operations.

In connection with its purchase of the FPA Shares, RiverNorth will waive its redemption rights in connection with the shareholder vote to approve the Transactions.

Following the closing of the Transactions, an amount equal to the number of FPA Shares multiplied by the redemption price, will be prepaid to RiverNorth. The FPA Shares held by RiverNorth and subject to the FPA may be sold into the market by RiverNorth at any time following the closing of the Transactions. RiverNorth is entitled to sell into the market FPA Shares without any payment to the Company. The Company may receive up to $15,000,000 from the termination of all or a portion of the FPA transaction at $10.00 per terminated FPA Share, subject to reduction upon any Dilutive Offering Reset. To the extent RiverNorth elects not to terminate the FPA transaction prior to the maturity date, the Company will be entitled to receive from RiverNorth the number of FPA Shares not so terminated, and RiverNorth will be entitled to “maturity” consideration, paid in shares or cash, subject to the terms of the FPA.

The FPA expires automatically if the Business Combination is not consummated by the one-year anniversary of the date of the FPA, subject to acceleration at the Seller’s option upon the volume weighted average price per share being at or below $10.00 per share for any 10 trading days during a 30 consecutive trading day-period and upon any delisting of the Company’s ordinary shares.

Business Combination Agreement

On September 5, 2023, the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) with ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Pubco”), Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of the Company (“Purchaser Merger Sub”), Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”), ScanTech Identification Beam Systems, LLC, a Delaware limited liability company (“ScanTech”), and Dolan Falconer in the capacity as the representative (the “Seller Representative”). The aggregate consideration to be paid to ScanTech shall be a number of shares of Pubco Common Stock with an aggregate value equal to one hundred ten million U.S. Dollars ($110,000,000). Additionally, after the Closing, subject to the terms and conditions set forth in the Business Combination Agreement, the ScanTech Holder Participants will have the contingent right to receive up to a number of shares of Pubco Common Stock equal to ten percent (10%) of the fully diluted shares of Pubco Common Stock outstanding immediately following the Closing (subject to adjustment based on stock splits and similar events) based on Pubco’s achievement of certain milestones, including commercial milestones and revenue and EBITDA milestones, as more particularly set forth in the Business Combination Agreement.

Under the Business Combination Agreement, either ScanTech or Mars had the right to terminate the Business Combination Agreement if the Business Combination had not been consummated by January 31, 2024 (the “Outside Date”).

Amendments to the Business Combination Agreement

On December 19, 2023, the Company, Pubco, Purchaser Merger Sub, Company Merger Sub, ScanTech, and Seller Representative entered into Amendment No. 1 to the Business Combination Agreement to extend the Outside Date to May 15, 2024 in order to facilitate the completion of the Business Combination.

On April 2, 2024, Mars, Pubco, Purchaser Merger Sub, Company Merger Sub, ScanTech, and Seller Representative entered into Amendment No. 2 to the Business Combination Agreement to amend that the Merger Consideration shall be adjusted to One Hundred Ten Million U.S. Dollars ($110,000,000) minus (or plus, if negative) the amount of the closing net debt that exceeds Twenty Million U.S. Dollars ($20,000,000). In addition, every issued and outstanding Ordinary Share that is not redeemed shall be converted automatically to (i) one share of Pubco Common Stock and (ii) one additional (1) share of Pubco Common Stock, or a convertible security convertible or exercisable for one (1) share of Pubco Common Stock upon consummation of the Business Combination.

On April 17, 2024, Mars, Pubco, Purchaser Merger Sub, Company Merger Sub, ScanTech, and Seller Representative entered into Amendment No. 3 to the Business Combination Agreement to extend the Outside Date to September 30, 2024 in order to facilitate the completion of the Business Combination.

Subscription Agreement with Polar Multi-Strategy Master Fund

On April 2, 2024, the Company entered into a definitive subscription agreement (the “Subscription Agreement”) with Polar Multi-Strategy Master Fund (the “Investor”), the Sponsor, and ScanTech for Investor to provide ScanTech up to $1,000,000 in funding for working capital expenses in connection with the Business Combination in exchange for the Subscription Shares. On May 29, 2024, the Company, the Investor, the Sponsor, and ScanTech entered into an additional definitive subscription agreement (together, the “Subscription Agreements”) for the Investor to provide ScanTech up to an additional $250,000 in funding for working capital expenses in connection with the Business Combination in exchange for the Subscription Shares. Pursuant to the Subscription Agreements, upon an initial drawdown request of up to $500,000 and subsequent drawdown requests for working capital for a total of $1,250,000, Investor shall provide funding within five (5) calendar days.

In connection therewith, Pubco shall issue to Investor one share of Pubco Common Stock for each dollar the Investor provided as of the Closing without transfer restrictions (“Subscription Shares”). The Subscription Shares are to be issued upon successful Closing of the Business Combination. The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the Business Combination Closing or (ii) if no such registration statement is filed in connection with the Business Combination Closing, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the Business Combination Closing, which shall be filed no later than 30 days after the Business Combination Closing and declared effective no later than 120 days after the Business Combination Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective. Upon the Business Combination Closing, the Company or its successor will repay the Investor’s Capital Investment within five business days, either in cash or shares of Common Stock at a rate of 1 share per $10 invested. ScanTech, the Company, and Sponsor are jointly responsible for this payment, and funds provided by ScanTech for liquidation will prioritize Investor’s capital return before covering other expenses. If Sponsor, ScanTech, or the Company defaults under this agreement and the default continues for five business days post-notification, the Company or its successor will issue to the Investor on the Default Date 0.1 shares of Common Stock for each dollar of the Investor’s capital investment, and an additional 0.1 shares for each dollar of the Investor’s capital investment monthly until the default is resolved.

If the Business Combination is terminated in accordance with the provisions set forth in the Business Combination Agreement, ScanTech will be required to repay any funds borrowed from the Investor, and the Company will not be liable for any funds borrowed via a promissory note. As of June 30, 2024, no liability for any funds borrowed or shares to be issued was recorded based on the probability of the completion of the initial Business Combination, therefore, the Company has not recorded a liability for any funds borrowed or shares to be issued.

Agreement with Roth Capital Partners

On December 22, 2023, the Company entered into an agreement with Roth Capital Partners (“Roth”), whereby Roth will provide the Company with capital markets advisory services in connection with the closing of the Business Combination in exchange for the following:

•	$500,000, payable in cash, upon consummation of the Business Combination and upon the Company raising a minimum of $5,000,000, net of fees and expenses, in a Financing concurrent with the Business Combination, and;

•	$1,000,000, payable in cash or in exchange for 100,000 shares of Pubco, upon consummation of the Business Combination.

The Company has no obligation to pay these fees if the Business Combination is terminated in accordance with the provisions set forth in the Business Combination Agreement. As of June 30, 2024, no liability for any funds borrowed or shares to be issued was recorded based on the probability of the completion of the initial Business Combination, therefore, the Company has not recorded a liability for the shares to be issued to Roth.

NOTE 7 — SHAREHOLDERS’ EQUITY

Ordinary Shares — The Company is authorized to issue 800,000,000 ordinary shares with a par value of $0.000125 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. As of June 30, 2024 and September 30, 2023, there were 2,392,000 ordinary shares outstanding, respectively.

Rights — Each holder of a Right will automatically receive two-tenths (2/10) of one share of ordinary shares upon consummation of a Business Combination, except in cases where the Company not the surviving company in a Business Combination, and even if the holder of such Right redeemed all shares of ordinary shares held by it in connection with a Business Combination. No additional consideration will be required to be paid by a holder of a Right in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Right to receive the same per share consideration the holders of shares of ordinary shares will receive in the transaction on an as-exchanged for ordinary shares basis, and each holder of a Right will be required to affirmatively exchange its Rights in order to receive the 2/10 share underlying each Right (without paying any additional consideration) upon consummation of a Business Combination. More specifically, the Rights holder will be required to indicate its election to exchange the Right for the underlying shares within a fixed period of time after which period the Rights will expire worthless.

Pursuant to the Rights agreement, a Rights holder may exchange Rights only for a whole number of shares of ordinary shares. This means that the Company will not issue fractional shares in connection with an exchange of Rights, and Rights may be exchanged only in multiples of 5 Rights (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalization and the like). Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands Law.

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Rights will not receive any such funds with respect to their Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Rights, and the Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to holders of the Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. Accordingly, the Rights may expire worthless.

NOTE 8 — FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and that are measured at fair value on a recurring basis at June 30, 2024 and September 30, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2024	September 30, 2023
Assets:
Marketable securities held in Trust Account	1	$22,836,871	$72,587,820
		$22,836,871	$72,587,820
Liabilities:
Working Capital Loans	1	$452,088	$—
Prepaid forward purchase agreement	3	293,000	—
		$745,088	$—

Working capital loans

To fund extensions of the deadline for the Company to complete its initial Business Combination, the Sponsor deposited an additional $345,000 into the Trust Account during the nine months ended June 30, 2024. In return, the Company issued the Sponsor non-interest bearing, unsecured promissory notes (the “Convertible Notes”). Such Convertible Notes are to either be repaid upon the consummation of a Business Combination, without interest, or, at the Sponsor’s discretion, converted upon consummation of a Business Combination into an additional 41,400 Private Placement Units at a price of $10.00 per Unit.

As of June 30, 2024, the principal amount outstanding under the Convertible Notes was $345,000, and the fair value of the Convertible Notes was $452,088.

Forward Purchase Agreement Liabilities

The Company utilizes a Monte Carlo simulation model to value the forward purchase agreement at initiation and at the reporting period, with changes in fair value recognized in the statement of operations. Inherent in the model are assumptions related to share price on valuation date, volatilities, expected life, risk-free rate and probability of business combination. The Company estimates the pre-business combination volatility based on the low historical volatilities exhibited by the Company and SPACs-based and the post-merger volatility is estimated based on the median historical and implied volatilities exhibited by companies operating in the industry of the Company’s expected target. The risk-free interest rate is based on the 3-year and 5-year U.S. Treasury note which is similar to the expected remaining life of the FPA. The expected life of the forward purchase agreement is assumed to be equivalent to their remaining contractual term.

In order to calculate the fair value of the forward purchase agreement liabilities, the Company utilized the following key inputs:

June 30, 2024
Risk-free interest rate	4.9%
Expected term (years)	1.5
Stock price	$10.90
Estimated volatility	60.0%

NOTE 9 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date, up to the date that the financial statements were issued. The Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.